Exhibit 10.1

EXECUTION VERSION

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”), is entered into with effect from June 5, 2012 (the “Effective Date”), by and between Dynegy Inc., a Delaware corporation (“Dynegy”), Dynegy Holdings, LLC, a Delaware limited liability company (“DH”), and Dynegy Gas Investments, LLC, a Delaware limited liability company (“DGIN”).

W I T N E S S E T H:

WHEREAS, Dynegy Coal Holdco, LLC, a Delaware limited liability company (the “Company”), is a wholly-owned subsidiary of Dynegy;

WHEREAS, DH is a wholly-owned and controlled subsidiary of Dynegy and DGIN is a wholly-owned and controlled subsidiary of DH, in each case, for the purposes of Section 271(c) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, (i) Dynegy, (ii) DGIN, (iii) the Company, (iv) DH and the other parties signatory thereto, are parties to that certain amended and restated settlement agreement, dated as of May 30, 2012 (as may be amended from time to time, the “Settlement Agreement” (capitalized terms used but not defined herein shall have the meanings given to such terms in the Settlement Agreement, which was approved by the Bankruptcy Court on June 1, 2012) (such approval, the “Settlement Approval Order”));

WHEREAS, the parties to the Settlement Agreement have agreed, for good and valuable consideration as set forth in the Settlement Agreement, and pursuant to the Settlement Agreement, that Dynegy shall contribute and assign to DH, all of its right, title and interest in and to one hundred percent (100%) of the issued and outstanding membership interests of the Company (the “Contributed Interests”) in accordance with the terms and subject to the conditions of the Settlement Agreement; and

WHEREAS, the parties to the Settlement Agreement have agreed, for good and valuable consideration as set forth in the Settlement Agreement, and pursuant to the Settlement Agreement, that DH shall contribute and assign to DGIN, and in accordance with that certain Amended and Restated Operating Agreement of DH, dated March 27, 2012 (as amended from time to time, the “DH Operating Agreement”), all of its right, title and interest in and to the Contributed Interests in accordance with the terms and subject to the conditions of the Settlement Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Settlement Approval Order.  The actions taken pursuant to this Contribution and Assignment Agreement are directed by the Bankruptcy Court pursuant to the Settlement Approval Order.

2.             Contribution and Assignment; Consideration.  (a)       Subject to Section 2(d) hereof, Dynegy hereby absolutely, irrevocably and unconditionally assigns, conveys, transfers, contributes and delivers unto DH as a capital contribution the Contributed Interests (such contribution the “First Contribution”) free and clear of all liens and together with all accrued rights and benefits attached thereto.  Contemporaneously with the First Contribution, Dynegy is taking such action as is reasonably necessary and legally required (i) to reflect the conveyance, assignment, transfer and delivery of the Contributed Interests on the books and records of the Company, free and clear of all liens and together with all accrued rights and benefits attached thereto, (ii) to provide DH with such evidence of the same as is legally required or as DH shall reasonably request, and (iii) to cure any deficiencies with respect to the endorsement of the certificates representing the Contributed Interests or with respect to the membership interest power accompanying any such certificates.  The First Contribution shall be effective (subject to Section 2(d) hereof) as of 10:00 a.m., New York time on the Settlement Effective Date.  DH hereby accepts the First Contribution.

(b)           Following the consummation of the First Contribution, subject to Section 2(d) hereof, DH hereby absolutely, irrevocably and unconditionally assigns, conveys, transfers, contributes and delivers unto DGIN as a capital contribution the Contributed Interests (such contribution the “Second Contribution”) free and clear of all liens and together with all accrued rights and benefits attached thereto.  Contemporaneously with the Second Contribution, DH is taking such action as is reasonably necessary and legally required (i) to reflect the conveyance, assignment, transfer and delivery of the Contributed Interests on the books and records of the Company, free and clear of all liens and together with all accrued rights and benefits attached thereto, (ii) to provide DGIN with such evidence of the same as is legally required or as DGIN shall reasonably request, and (iii) to cure any deficiencies with respect to the endorsement of the certificates representing the Contributed Interests or with respect to the membership interest power accompanying any such certificates.  The Second Contribution shall be effective (subject to Section 2(d) hereof) as of 11:00 a.m., New York time on the Settlement Effective Date.  DGIN hereby accepts the Second Contribution.

(c)           In full consideration for Dynegy’s entering into and performing this Agreement, DH hereby grants to Dynegy the consideration set forth in the Settlement Agreement, including, without limitation, the Dynegy Administrative Claim.

(d)           Dynegy’s and DH’s performance of the First Contribution and the Second Contribution, as applicable, shall be subject to and conditioned upon the concurrent performance by (i) the Lease Trustee, DH, Dynegy Roseton and Dynegy Danskammer of their respective obligations pursuant to Section II.f. of the Settlement Agreement and (ii) the applicable Settling Claimants of their respective obligations pursuant to Section II.g. of the Settlement Agreement.

3.             Representations by Each Party.  Each of Dynegy, DH and DGIN hereby represents and warrants to the other parties hereto as follows:

(a)           Authorization.  Such party has the requisite corporate or limited liability company power and authority and has taken all corporate and other action necessary to execute and deliver this Agreement and all other instruments and agreements to be delivered by such party as contemplated hereby, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such party of this Agreement and all other instruments and agreements to be delivered by such party as contemplated hereby, the consummation by such party of the transactions contemplated hereby and the performance of its obligations hereunder have been duly authorized and approved by all necessary corporate, limited liability company or other action.  This Agreement has been, and all other instruments and agreements to be executed and delivered by such party as contemplated hereby will be, duly executed and delivered by such party.  Assuming that this Agreement constitutes valid and binding obligation of the other parties hereto, this Agreement constitutes valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  Assuming that all other instruments and agreements to be delivered by such party as contemplated hereby constitute valid and binding obligations of the other parties hereto, such instruments and agreements will constitute valid and binding obligations of such party enforceable against such party in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

For the avoidance of doubt, DH’s representations and warranties set forth herein are solely with respect to those items which the Bankruptcy Court ordered pursuant to the Settlement Approval Order.

4.             Representations by Dynegy to DH and DGIN.  Dynegy hereby represents and warrants to DH and DGIN as follows:

(a)           Dynegy’s Ownership of Contributed Interests. As of the time of the First Contribution: (1) Dynegy has good and valid title to the Contributed Interests free and clear of all liens, and is the record and beneficial owner thereof, (2) there is no outstanding contract or agreement, or any right of any third party, to purchase, redeem or otherwise acquire any outstanding membership interests of the Company, (3) Dynegy is conveying good and valid title to the Contributed Interests, free and clear of all liens, orders, contracts, agreements or other rights of third parties or limitations whatsoever and (4) the assignments, endorsements, membership interest powers and other instruments of transfer delivered by Dynegy to DH are sufficient to transfer Dynegy’s entire interest, record and beneficial, in the Contributed Interests to DH.

(b)           DH’s Ownership of Contributed Interests.  As of the time of the Second Contribution: (1) DH shall have good and valid title to the Contributed Interests free and clear of all liens, and shall be the record and beneficial owner thereof, (2) there will be no outstanding contracts or agreements, or any right of any third party, to purchase, redeem or otherwise acquire any outstanding membership interests of the Company, (3) DH shall convey good and valid title to the Contributed Interests, free and clear of all liens, orders, contracts, agreements or other rights of third parties or limitations whatsoever and (4) the assignments, endorsements, membership interest powers and other instruments of transfer delivered by DH to DGIN shall be sufficient to transfer DH’s entire interest, record and beneficial, in the Contributed Interests to DGIN.

(c)           Capitalization.     (1) The Contributed Interests constitute all the issued and outstanding equity interests of the Company, (2) the Contributed Interests have been duly authorized and validly issued, and are not subject to, and were not issued in violation of any preemptive rights or other similar rights, (3) except for the Contributed Interests, no other equity interests of the Company are issued, reserved for issuance or outstanding, (4) the Company is not a party to any outstanding or authorized option, warrant, right (including any preemptive right), subscription, claim of any character, agreement, obligation, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the equity or voting interests in the Company or any of its subsidiaries, pursuant to which the Company is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, equity or voting interests in the Company or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any equity or voting interests in the Company and (5) there are no irrevocable proxies and no voting agreements with respect to any equity or voting interests in the Company.

5.             Benefit of Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

6.             No Third Party Beneficiaries.  Except for the parties, no other person or entity is intended to be, nor shall any other person or entity be construed as, a beneficiary of the terms or provisions of this Agreement.

7.             Further Assurances.  From time to time after delivery of this Agreement, each of the parties will without further consideration, promptly do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds conveyances, transfers, assignments and assurances as reasonably may be required to more effectively implement the intentions of this Agreement.

8.             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter covered hereby and supersedes any and all prior negotiations, representations, agreements or understandings relating hereto.

9.             Amendment and Waiver.  This Agreement may be amended only by a writing signed by a duly authorized representative of each of the parties. Each party may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches. No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein.

10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile or by scanned portable document file (pdf) image.

11.          Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

DYNEGY HOLDINGS, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer